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Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Avis Group Holdings, Inc. (the "Company") on Form 10-Q for the three and six month periods ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kevin M. Sheehan, as President of the Company, and Kurt Freudenberg, as Senior Vice President and Controller of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin M. Sheehan Kevin M. Sheehan President August 13, 2003

/s/ Kurt Freudenberg Kurt Freudenberg Senior Vice President and Controller August 13, 2003

A signed original of this written statement required by Section 906 has been provided to Avis Group Holdings, Inc. and will be retained by Avis Group Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32